Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of CTS Corporation on Form S-8 (File No. 333-106614) of our report dated June 12, 2013, on our audit of the financial statements and financial statement schedules of CTS Corporation Retirement Savings Plan as of December 31, 2012 and 2011, and for the year ended December 31, 2012, which report is included in this Annual Report on Form 11-K.

BKD, LLP

Fort Wayne, Indiana

June 12, 2013